EXHIBIT 5.1
                                                                    ------------




March 3, 1998



Webster Financial Corporation
Webster Plaza
Waterbury, Connecticut 06702


RE: Registration Statement on Form S-3 Related to the Offering of Certain Shares of Common Stock of the Company Pursuant to Rule 415 of the Securities Act of 1933, as Amended

Ladies and Gentlemen:


     We have acted as special counsel to Webster Financial Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the up to 17,643 shares (the "Shares") of the Company's common stock, par value $.01 per share, to be offered for sale by the holders of the Shares (the "Selling Stockholders") as described in the Registration Statement.

     In rendering this opinion, we have examined such corporate records and other documents, and have reviewed such matters of law, as we have deemed necessary or appropriate. We have, with your consent, relied as to factual matters on documents furnished by the Selling Stockholders and upon such other documents and data that we have deemed appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     We are not members of the Bar of any jurisdiction other than the State of New York, and, with your consent, we are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or the laws of any other jurisdiction.



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Webster Financial Corporation
March 3, 1998
Page 2


     Based on our review and examination, and subject to the foregoing, we are of the opinion that the Shares have been legally authorized and validly issued, and are fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorney who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit
5.1 to the Registration Statement. By giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act.


                                              Very truly yours,


                                              /s/ Wachtell, Lipton, Rosen & Katz
                                              ----------------------------------
                                                  WACHTELL, LIPTON, ROSEN & KATZ